UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-   2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2007, Take-Two Interactive Software, Inc. (the "Company") received a written Staff Determination letter from The NASDAQ Stock Market, stating that the Company’s failure to file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended October 31, 2006 as required by Marketplace Rule 4310(c)(14) serves as an additional basis for delisting the Company’s securities from The NASDAQ Stock Market and requesting that the Company make a submission addressing this issue to the NASDAQ Listing Qualifications Panel (the “NASDAQ Panel”) by January 25, 2007. The Company intends to present the NASDAQ Panel with its plans for regaining compliance with this rule by such date.

The Company has previously announced that it had received a NASDAQ Staff Determination letter indicating that the Company is not in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14) as a result of the Company’s inability to file its Quarterly Report on Form 10-Q for the third quarter of fiscal 2006 by the prescribed due date and an additional NASDAQ Staff Determination letter indicating that the Company is not in compliance with the requirements for continued listing as set forth in Marketplace Rules 4350(e) and 4350(g), due to its failure to timely solicit proxies and hold its annual stockholders meeting.

In response to the original notice of non-compliance, the Company requested a hearing before the NASDAQ Panel to request that it be afforded time to complete its filings and any necessary restatements and to thereafter solicit proxies and hold its annual meeting. Prior to its receipt of the latest Staff Determination Letter, the Company received a written notification that the NASDAQ Panel had granted the Company’s prior request for continued listing on The NASDAQ Stock Market, subject to the conditions that the Company shall file its Form 10-Q for the quarter ended July 31, 2006, and any required restatements, on or before March 19, 2007, that it hold a combined 2005 and 2006 annual meeting of stockholders on or before March 27, 2007 and that it provide the NASDAQ Panel certain information regarding the investigation (described in Item 8.01 below) into the Company’s past and present policies, practices and actions relating to its stock option grants.

The Company plans to file its Quarterly Report on Form 10-Q for the quarter ended July 31, 2006 and its Annual Report on Form 10-K for the year ended October 31, 2006 with the SEC as soon as practicable. Once these filings are made and the Company holds its combined 2005 and 2006 annual meeting of stockholders, the Company believes that it will be in compliance with the NASDAQ Stock Market’s listing requirements.

Item 8.01 Other Events.

On January 17 , 2007, certain advisors to the Special Committee (the “Special Committee”) of the Company’s Board of Directors (the “Board” ) completed the Report (defined below) with respect to their review and investigation into the Company’s past and present policies, practices and actions relating to its stock option grants.

As previously reported, on June 23, 2006, the Board, based on the recommendation of the Company’s management, initiated a voluntary investigation of the Company's stock option grants during the period from its April 15, 1997 initial public offering through June 2006 and assigned the investigation to the Special Committee, consisting of three independent members of the Board. On July 7, 2006, the Special Committee retained Kasowitz, Benson, Torres & Friedman LLP ("KBT&F") as its counsel in connection with the Special Committee's investigation, and KBT&F retained BDO Seidman, LLP ("BDO") as independent accounting advisors.

As the Special Committee's counsel, KBT&F reviewed and investigated, among other things: (i) whether the Company complied with its 1997 and 2002 Stock Option Plans; (ii) whether the Company engaged in backdating options (i.e., selecting grant dates, and therefore exercise prices, with the benefit of hindsight); and (iii) whether members of the Company's management engaged in conduct that may raise concerns regarding the reliability of their representations to the Company's auditors. KBT&F and BDO outlined the findings resulting from the foregoing investigation and certain recommendations for administering option grants in a report prepared by them for the Special Committee dated January 17, 2007 (the “Report”).

KBT&F's investigation for the Special Committee included a broad and extensive document review, including reviews of (i) the Company's Stock Option Plans; (ii) all minutes of the meetings of the Board; (iii) all minutes of the meetings of the Company's Compensation Committee; and (iv) other documents potentially relating to stock option grants, including, among others, employment agreements, stock option agreements, offer letters and other correspondence and materials contained in personnel files. KBT&F also collected over 3,000,000 Company e-mails, and based on, among other things, computerized searches for key words and phrases, reviewed over 400,000 of those e-mails, as well as other electronic documents and data stored on the Company's computer servers, backup tapes and hard drives, and conducted interviews of 13 present or former Company officers, directors and employees who were involved in or appeared to have knowledge of the issuance of the option grants. The Report noted, however, that three of the Company’s former employees who, according to the Report, appear to have had significant involvement in the Company’s stock option granting process, declined to appear for interviews with KBT&F and, as a result, necessarily limited, to some extent, the information KBT&F was able to collect. These former employees were the Company’s former Controller, whose employment with the Company was terminated by the Company in December 2006, and two of its former Chief Financial Officers, who served in such capacities from late January 1999 to early April 2000 and from early April 2000 through 2001, respectively. The Report further noted that the Company placed no limitations on the investigation and cooperated fully with the investigation, providing requested documents and computer access and data and, where possible, making management and the Company’s employees available for interviews, all in a conscientious and timely fashion.

The conclusions of KBT&F and BDO are summarized in the Report and include the following:

•
The Company, in granting options, failed in many cases to comply with the terms of its Stock Option Plans, did not maintain adequate control and compliance procedures for option grants, and did not generate or maintain adequate or appropriate documentation of such grants. In addition, the Compensation Committee abdicated its option granting responsibilities and permitted the Company’s prior Chief Executive Officer, Ryan Brant,[1] to control and dominate the granting process.

1 As previously disclosed by the Company, Mr. Brant, who served as the Company’s Chief Executive Officer until February 2001 and as Chairman of the Board until March 2004, resigned his remaining position with the Company in October 2006.

•	Between April 1997 and August 2003, Mr. Brant engaged in a pattern and practice of backdating options, and during such period, a significant number of option grants appear to have been backdated. There has been no pattern or practice of backdating for option grants from August 2003 to the present.

•	The Company's auditors may not be able to rely upon representations made by certain of the Company's past employees and past members of management as a result of conduct related to option granting activities.

•	There is no evidence that the Company's current senior executive management, including its Chief Executive Officer, Paul Eibeler, and its Chief Financial Officer, Karl Winters, engaged in any conduct raising concerns about the reliability of their representations to the Company's auditors. In addition, the evidence shows that none of them engaged in any misconduct with respect to the Company’s option granting practices. The Report noted that KBT&F and BDO did not find that either Oliver Grace or Robert Flug, formerly members of the Compensation Committee and current members of the Board, engaged in willful misconduct or other dishonest acts.

•	The Company should recognize additional compensation expense for certain of the option grants, identify the tax consequences resulting from any adjustments to the recorded measurement dates (in connection with their investigation, KBT&F and BDO established a methodology for determining the proper measurement dates for all of the Company's option grants based on the most reliable contemporaneous documentation), and have all changes to its financial statements reviewed and approved by its past and current auditors.

Among the recommendations made by the Report are improvements in the controls and procedures relating to the Company’s granting of stock options and the development and implementation of best practices with respect to option grants, some of which have already been implemented by the Company. The Special Committee is reviewing the recommendations contained in the Report and intends to send the Board a remediation plan to address the issues raised by the Report.

The Company has previously announced on December 11, 2006 that it will need to restate historical financial statements to record charges for compensation expense relating to certain past stock option grants and that all consolidated financial statements, earnings releases and similar communications issued by the Company containing financial information for periods beginning 1997 through April 30, 2006 should no longer be relied upon. The Company’s management is currently reviewing the findings contained in the Report. At this time, the Company is unable to estimate a range of the stock-based compensation charges and the related tax and accounting impact on the Company’s financial statements for its fiscal years ended October 31, 1997 through October 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

By:	/s/ Karl H. Winters
Name: Karl H. Winters Title: Chief Financial Officer

Date: January 21, 2007